Exhibit (15)

May 4, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:                              Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-26241; 33-34000; 333-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-115568; and 333-132139).

Commissioners:

We are aware that our report dated April 21, 2006, on our reviews of interim financial information of Ecolab Inc. (the “Company”) as of March 31, 2006 and for the three month periods ended March 31, 2006 and 2005 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota